                                                                 Exhibit 10.19.3


                              EMPLOYMENT AGREEMENT

         This AGREEMENT ("Agreement") is entered into effective as of December 1, 2000 (the "Effective Date"), by and between Rob Wrubel ("Employee") and Ask Jeeves, Inc., a Delaware corporation (the "Company"). Employee and the Company agree as follows:

         1. TITLE AND DUTIES.


            (a) TITLE. As of the Effective Date, Employee shall have the title of Executive Vice President, Market Development.


            (b) DUTIES AND REPORTING. Employee will report solely to the Company Chief Executive Officer ("CEO"). Employee will be responsible for advising the Company's CEO on opportunities for partnerships and strategic relationships for the Company, as well as performing all other duties reasonably requested of him by the Company's CEO, consistent with Employee's title and position. This will be a full-time position and Employee will devote substantially all of his full business efforts and time to the Company.

         2. TERM OF EMPLOYMENT.


            (a) AT-WILL EMPLOYMENT. The Company agrees to continue Employee's employment, and Employee agrees to remain in employment with the Company, from the Effective Date until the date when Employee's employment terminates.

            (b) TERMINATION. Employee's employment with the Company is "at-will" and the Company may terminate Employee's employment at any time and for any or no reason, and with or without cause, by giving Employee fourteen (14) days advance notice of termination of employment in writing. Employee may terminate his employment at any time, for any or no reason, with or without cause, by giving the Company fourteen (14) days advance notice in writing. Employee's employment shall terminate automatically in the event of his death.

            (c) TERMINATION OF AGREEMENT. This Agreement shall terminate when all obligations of the parties hereunder have been satisfied. The termination of this Agreement shall not limit or otherwise affect any of the Employee's or the Company's obligations under Sections 7, 8, and 10.

         3. BASE SALARY, SEVERANCE PAYMENT, STOCK OPTIONS AND LOANS.


            (a) BASE SALARY. As of the Effective Date, the Company shall pay Employee as compensation for his services a monthly base salary in the amount of $21,666.66, less applicable withholdings and deductions, payable in accordance with the Company's standard payroll practices and procedure ("Base Salary"). Employee's Base Salary shall be increased to $22,916.66 per month, less applicable withholdings and deductions, effective January 1, 2001.

            (b) SEVERANCE PAYMENT. Employee will receive severance payments that in the aggregate equal $275,000, less applicable withholdings and deductions ("Severance Payment"). Employee shall receive the Severance Payment in installment payments (less applicable withholdings and deductions) pursuant to the below schedule:



                           Payment Date           Payment Amount
                           ------------           --------------


                           January 1, 2001           $50,000
                           February 1, 2001          $50,000
                           March 1, 2001             $50,000
                           April 1, 2001             $50,000
                           May 1, 2001               $50,000
                           May 31, 2001              $25,000



In the event of Employee's termination of employment prior to his receiving the entire Severance Payment, then Employee shall receive a lump sum payment for the balance of the unpaid portion of the Severance Payment within ten (10) days after termination of employment.

            (c) STOCK OPTIONS. Employee's unvested shares subject to his stock options shall vest pursuant to the schedule shown in Exhibit B ("Options") attached hereto. The parties agree that Employee is not a Section 16 officer (as defined under the Securities Exchange Act of 1934, as amended) as of the Effective Date and may exercise any or all of his vested stock options at any time prior to each individual Option's expiration (or one (1) year after Employee's termination of employment if earlier than the stated expiration date) and immediately sell any or all of such acquired shares, subject to the terms and conditions of his Restricted status as a member of senior management and subject to the company's Insider Trading Policy. Employee may exercise the Options by delivering to the Company an executed stock option exercise agreement pursuant to the Company's 1996 Equity Incentive Plan (the "Plan"). Any such Options will constitute non-qualified stock options if Employee exercises them during the extended exercise period for the Options effected by this Agreement. If Employee's employment with the Company is terminated prior to May 31, 2001, then any further vesting of the Options shall be governed by Section 5 below.

            (d) LOANS. The principal and interest on Employee's outstanding loans with the Company shall be forgiven pursuant to the schedule shown in Exhibit C ("Loans") attached hereto. Notwithstanding the previous sentence, the Employee may elect at any time prior to May 31, 2001 (with such election (i) being subject to the provisions in Section 5 and (ii) requiring Company consent to become operative) to defer forgiveness of the then-outstanding Loan balance until January 1, 2002 (with such Loan balance continuing to accrue interest until completely forgiven or otherwise paid off). As a condition of receiving the loan forgiveness, Employee shall deliver a check payable to the Company in an amount equal to the tax withholdings for the amount forgiven on each loan as it is forgiven. In the alternative, Employee may elect to use the Severance Payment described in Paragraph 3(b) above, to pay the taxes due on the loan forgiveness by informing the Company in writing of his intention to apply such Severance Payment towards the tax amounts. This written notice shall identify the amount of the loans forgiven, the commencement date of the forgiveness, and the taxes owing on each loan forgiven. The Company shall then apply the Severance Payment installment towards the taxes due on the loan forgiveness. If Employee's employment with the Company is terminated prior to May 31, 2001, then any further forgiveness or required repayment of the outstanding portion of the Loans shall be governed by Section 5 below.

         4. VACATION AND EMPLOYEE BENEFITS. During his employment, Employee shall be eligible for vacation in accordance with the Company's standard policy for senior management, as it may be amended from time to time. During the term of his employment, Employee shall be eligible to participate in any Executive benefit plans or arrangements (including but not limited to annual or special equity or stock option awards and cash incentive bonuses) maintained by the Company for senior executives, as they may be amended from time to time, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan. Employee acknowledges and agrees that no bonus payment or amount is guaranteed simply by virtue of Employee's eligibility to participate in such bonus plan or arrangement, but that Employee will be treated in a substantially similar manner as senior executives of the Company.

         5. TERMINATION OF EMPLOYMENT.

            (a) TERMINATION OF EMPLOYEE'S EMPLOYMENT BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EMPLOYEE FOR GOOD REASON BEFORE MAY 31, 2001. If the Company terminates Employee's employment Without Cause (as defined in Paragraph 5(d) below) or if Employee resigns his employment for Good Reason (as defined in Paragraph 5(f) below) before May 31, 2001 and provided Employee executes the mutual release in the form attached as Exhibit A ("Release"), then Employee will receive from the Company:

                 (i) Immediate vesting of all unvested shares subject to Employee's Options.

                 (ii) Immediate forgiveness of all outstanding principal and interest due on Employee's Loans.


                 The cost of Employee's benefits under COBRA for twelve (12) months, which Company agrees to pay on Employee's behalf.

            (b) RESIGNATION BY EMPLOYEE OTHER THAN FOR GOOD REASON, DEATH OR DISABILITY FROM THE COMPANY BEFORE MAY 31, 2001. If Employee resigns his employment before May 31, 2001, for any reason other than for Good Reason, death or Disability and executes the Release, then the following shall occur:

                 (i) All Loan balances outstanding as of the date of resignation, plus all unpaid accrued interest, will become due and payable on January 15, 2002. Employee may make payments of some or all of the outstanding Loan balance prior to January 15, 2002 with no prepayment penalty. There will be no further forgiveness of Employee's Loans after the date of Employee's resignation.

                 (ii) There will be no further vesting of unvested shares subject to Employee's Options after the date of Employee's resignation.

                 (iii) The Company shall pay the cost of Employee's benefits under COBRA for twelve (12) months.

            (c) TERMINATION OF EMPLOYEE BY THE COMPANY WITHOUT CAUSE AFTER
MAY 31, 2001. If the Company terminates Employee's employment Without Cause after May 31, 2001 and Employee executes the Release, then the Company will pay to Employee:

                 (i) A lump sum payment equal to six (6) months of Employee's then-Base Salary, plus pro-rated bonus, less all applicable withholdings and deductions, within ten (10) days after the termination date. The Company will also pay to Employee a pro-rated bonus, less all applicable withholdings and deductions, in accordance with the terms and conditions of the Company's 2001 bonus plan, when and if such bonuses are paid.

                 (ii) Any other benefits the employee would be eligible for under the then-existing Executive Severance Policy.

            (d) TERMINATION OF EMPLOYEE BY COMPANY WITH CAUSE. A termination with "Cause" shall mean termination of Employee's employment based on a good faith determination by the Company's Board of Directors that Employee's employment be terminated for any of the following reasons: (i) indictment or conviction of any felony or of any crime involving dishonesty; (ii) participation in any act of fraud against the Company; (iii) a material violation of the Proprietary Information and Inventions Agreement with the Company; and (iv) intentional damage to any property of the Company. A termination of Employee's employment by the Company for any other reason, except death or Disability, will be a termination "Without Cause." If the Company terminates Employee's employment With Cause, at any time, Employee will receive payment for all unpaid but earned Base Salary and all accrued but unused vacation earned through the date of termination, plus full payment of the Severance Payment referred to in Paragraph 3(b) above, but nothing else.

            (e) TERMINATION OF EMPLOYMENT DUE TO EMPLOYEE'S DISABILITY OR DEATH. If Employee's employment is terminated due to his Disability or death before May 31, 2001, and provided Employee or his representative executes the Release, Employee will receive all benefits set forth in Section 3 that would have accrued as if he had remained employed with the Company through May 31, 2001 plus the Company shall pay the cost of Employee's benefits under COBRA for twelve (12) months. For all purposes under this Agreement, "Disability" means Employee's inability to work due to a disability for at least four (4) consecutive months or at least six (6) months during any 12-month period, and the Board terminates Employee's employment for that reason. If Employee's employment terminates due to death or Disability after May 31, 2001, and provided Employee or his representative executes the Release, Employee will also receive the benefits provided under Paragraphs 5(c)(i) through 5(c)(iii).

            (f) TERMINATION OF EMPLOYMENT BY EMPLOYEE FOR GOOD REASON. A resignation of employment by Employee for "Good Reason" shall mean that the Employee has resigned from the Company within sixty (60) days after the date that any one of the following events has occurred without Employee's advance written consent:

                 Employee has incurred a material reduction in his job status, responsibilities, duties, authority, or reporting structure; or

                 Employee's Base Salary has been reduced by more than 10% from his base rate as of January 1, 2001 or there has been a reduction in Employee's fringe benefits or reduction in Employee's participation in Company-performance based bonus or incentive programs; or

                 Relocation of Employee's office by more than thirty-five (35) miles from Employee's current office location; or

                 A "Corporate Transaction" has occurred, as defined by Exhibit D of this Agreement.

         6. BUSINESS EXPENSES. During his employment, Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse Employee for such expenses upon presentation to the Company of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies and subject to management approval.

         7. MUTUAL RELEASE OF CLAIMS.


            COMPANY RELEASE. The Company agrees to and does hereby release and forever discharge Employee from any rights, claims, actions, demands, causes of actions, obligations, attorneys' fees, costs, damages, and liabilities of any kind or nature, in law or in equity that are known or not known to the Company including but not limited to any claims it may have under any other federal, state or local Constitution, Statute, Ordinance and/or Regulation and/or those arising under common law including but not limited to tort, express and/or implied contract, arising out of or, in any way, related to Employee's employment with the Company prior to the Effective Date; provided, however, that this release shall not extend to any claims arising out of Employee's obligations under Section 8 below.

            EMPLOYEE RELEASE. Employee waives and hereby releases any rights he may have had or now has to pursue any and all remedies available to him under any cause of action in connection with his employment with the Company or his removal as Chief Executive Officer the Company prior to the date this Agreement is executed, against the Company and each and all of its past, current and future subsidiaries, affiliates, employees, board members, consultants, agents and representatives of any kind ("Releasees") from the beginning of time through the Effective Date including, without limitation, claims of wrongful discharge, emotional distress, defamation, breach of contract, breach of the covenant of good faith and fair dealing, violation of the provisions of the Employee Retirement Income Security Act and any other laws and regulations relating to employment. Employee further acknowledges and expressly agrees that he is waiving any and all rights he may have had and now has to pursue any claim of discrimination including, but not limited to, any claim of discrimination based on sex, age, race, national origin, religion, color, disability or on any other basis, under Title VII of the

Civil Rights Act of 1964, as amended, the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1866, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the California Fair Employment and Housing Act, and California Labor Code section 201, ET SEQ. and section 970, ET SEQ., and all other state and federal laws and regulations relating to employment. The only claims excepted from the release are the following: (a) any claim or right that Employee has to workers' compensation or unemployment insurance benefits; (b) any right to vested benefits (other than severance pay) under any Company-sponsored benefit plan covered by ERISA or any disability plan; (c) any right to a return of contributions or stock pursuant to the terms of any employee stock purchase plan subject to Internal Revenue Code Section 423; and (d) any right to indemnity from the Company under the Company Bylaws, any Company policy providing for indemnity, or to the extent such indemnity is required under a state, federal or foreign law.

            Employee understands that this Agreement extinguishes all claims (excluding the aforementioned excepted claims), whether known to him or not. California Civil Code section 1542 provides that unless he specifically agrees to release claims he does not know about, they will not be released by the release provisions in this Agreement. Section 1542 states: "A general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known by him must have materially affected this settlement with the debtor." Employee agrees to waive his rights under section 1542; he affirms his intention to release claims that are both known and unknown to him and he hereby releases Releasees from all such known and unknown claims.

         8. NON-SOLICITATION, NON-DISCLOSURE AND NONDISPARAGEMENT.

            (a) NON-SOLICITATION. During the period commencing on the date of this Agreement and continuing until one (1) year after the date when Employee's employment is terminated for any reason, Employee shall not directly and personally solicit or attempt to solicit (on Employee's own behalf or on behalf of any other person or entity) the employment or retaining of any executive of the Company.

            (b) NON-DISCLOSURE. The Confidential Information and Invention Assignment Agreement, executed by Employee on October 2, 1998, shall remain in full force and effect pursuant to the terms of this Agreement.

            NONDISPARAGEMENT. Employee agrees not to make any disparaging remarks about the Company or its affiliated entities, officers, directors, employees, stockholders, representatives or agents, in any manner likely to be harmful to their businesses, business reputations or personal reputations. The Company's officers and directors and employees at the Vice President level or higher agree not to disparage Employee in any manner likely to be harmful to Employee's business or personal reputation and further agrees not to make any public statements that are disparaging in any way of Employee's performance as an employee of the Company. Nothing in this paragraph shall prevent Employee or the Company from responding accurately and fully to any inquiry or request for information when required by legal process. The Company and Employee will mutually agree to the content of any press release regarding either party prior to its release.

         9. SUCCESSORS.

            (a) COMPANY'S SUCCESSORS. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which becomes bound by this Agreement.

            (b) EMPLOYEE'S SUCCESSORS. This Agreement and all rights of Employee hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         10. AGREEMENT TO ARBITRATE CERTAIN DISPUTES AND CLAIMS.


            (a) ARBITRABLE CLAIMS. The Company and Employee agree to arbitrate before a single neutral arbitrator any and all disputes or claims arising from or relating to Employee's recruitment to or employment with the Company, or the termination of that employment, including claims against any current or former agent or executive of the Company, whether arising in tort, contract, or by statute, regulation, or ordinance now in existence or which may be in the future enacted or recognized, including without limitation claims for employment discrimination under the Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, and any and all other statutes or regulations regulating any part of the employment relationship ("Arbitrable Claims"). Arbitrable Claims include those brought as a class action and class certification shall be governed by California law. The only claims and disputes that will not be arbitrated are: (a) claims for workers' compensation benefits, unemployment insurance, or state or federal disability insurance; (b) claims concerning the validity, infringement, enforceability of patent rights, copyright, trademark, license or any other intellectual property rights; (c) claims concerning the validity, misuse, or disclosure of trade secrets; (d) claims concerning the validity, enforceability, or breach of the Proprietary Information and Inventions Agreement to which the Employee and the Company are signatory; and (e) any other dispute or claim that has been expressly excluded from arbitration by statute. Nothing in this Agreement restricts Employee from filing a charge or complaint with a federal, state, or local administrative agency charged with overseeing any applicable federal, state or municipal law or regulation. Any Arbitrable Claim that is not resolved through the federal, state, or local agency must be submitted to arbitration in accordance with this Agreement. The parties agree that filing a charge with the DFEH and/or EEOC is a condition to pursuing statutory claims in arbitration, just as it would be pursuing them in court.

            (b) FINAL AND BINDING ARBITRATION; WAIVER OF TRIAL BEFORE COURT, JURY OR GOVERNMENT AGENCY. The Company and Employee understand and agree that the arbitration of Arbitrable Claims under this Agreement shall be instead of a trial before a court or jury or a hearing before a government agency. The Company and Employee understand and agree that, by signing this Agreement, any and all rights to a trial before a court or jury or before a government agency regarding any Arbitrable Claims are expressly waived. The Arbitrator's Award shall be the exclusive and final remedy for both the Company and the Employee, and may be confirmed and vacated or reviewed by an appellate court in accordance with California law.

            (c) ARBITRATION PROCEDURES; PLACE OF ARBITRATION. The arbitration shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (the "Rules") (the Rules are available at www.adr.org); PROVIDED, HOWEVER, that the Arbitrator shall allow discovery authorized by California Code of Civil Procedure section 1283.05 or any other discovery required by California law. The arbitration hearing shall be transcribed by a reporter and the Arbitrator shall issue a written Award containing the essential findings and conclusions upon which the Award is based. The arbitration shall take place in Santa Clara County, California, or at Employee's option, the county in which Employee resides at the time the Arbitrable Claim arose, or in any county in which venue would have been proper if Employee were free to bring the Arbitrable Claim in court.

            (d) COST OF ARBITRATION. The Company and Employee agree that the Company will bear the arbitrator's fee and any other type of expense or cost that the Employee would not be required to bear if he or she were free to bring the Arbitrable Claim in court as well as any other expense or cost that is unique to arbitration, irrespective of any provision in the Rules to the contrary. The Company and Employee shall each bear their own attorneys' fees incurred in connection with the arbitration, and the arbitrator will not have authority to award attorneys' fees beyond that authorized by a statute or contract. If there is a dispute as to whether the Company or Employee is the prevailing party in the arbitration, the Arbitrator will decide that issue.

            (e) KNOWING AND VOLUNTARY AGREEMENT. THE COMPANY AND EXECUTIVE HAVE BEEN ADVISED TO CONSULT WITH ATTORNEYS OF THEIR OWN CHOOSING BEFORE SIGNING THIS AGREEMENT, AND HAVE HAD AN OPPORTUNITY TO DO SO. THE COMPANY AND EXECUTIVE AGREE THAT THEY HAVE READ THIS ARBITRATION CLAUSE CAREFULLY AND THAT BY SIGNING THIS AGREEMENT, THEY ARE WAIVING ALL RIGHTS TO A TRIAL OR HEARING BEFORE A COURT OR JURY OR GOVERNMENT AGENCY AS TO ARBITRABLE CLAIMS. The Company will pay directly to Employee's attorneys one-half (1/2) of the reasonable attorneys' fees incurred by or on behalf of Employee in connection with the negotiation, drafting and finalization of this Agreement, subject to a maximum cap of $10,000.

         11. MISCELLANEOUS PROVISIONS.

            (a) NOTICE. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by overnight courier, U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

            (b) MODIFICATIONS AND WAIVERS. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Employee and by an authorized officer of the Company (other than Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

            (c) WHOLE AGREEMENT. This Agreement, together with the Proprietary Information and Inventions Agreement, the Plan and Stock Option Agreements, loan documents and security agreements, contain the entire understanding of the parties with respect to the subject matter hereof, and supersedes any and all prior written, oral, or other types of representations and agreements between the parties, if any. This Agreement may be modified only in a writing, signed by the CEO of the Company and the Employee.

            (d) TAXES. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

            (e) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California (except provisions governing the choice of law).

            (f) SEVERABILITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

            (g) NO ASSIGNMENT. This Agreement and all rights and obligations of Employee hereunder are personal to Employee and may not be transferred or assigned by Employee at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company's obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company's assets to such entity.

            (h) HEADINGS. The headings of the paragraphs contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

            (i) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


                                EMPLOYEE

                                ------------------------------------
                                Rob Wrubel

                                ASK JEEVES, INC.

                                By:
                                   ---------------------------------

                                Title:
                                      ------------------------------


EXHIBIT A-Form of Mutual Release
EXHIBIT B-Stock Option Grants
EXHIBIT C-Loan amounts

                                    EXHIBIT A

                             FORM OF MUTUAL RELEASE

         Ask Jeeves, Inc. agrees to and does hereby release and forever discharge Robert Wrubel (hereafter referred to as "Employee" or "I") from any rights, claims, actions, demands, causes of actions, obligations, attorneys' fees, costs, damages, and liabilities of any kind or nature, in law or in equity that are known or not known to Ask Jeeves, Inc including but not limited to any claims it may have under any other federal, state or local Constitution, Statute, Ordinance and/or Regulation and/or those arising under common law including but not limited to tort, express and/or implied contract and/or implied contract, arising out of or, in any way, related to Employee's employment with Ask Jeeves, Inc; PROVIDED, HOWEVER, that this release shall not extend to any claims arising out of Employee's obligations under Sections 7, 8, or 10 of his Employment Agreement dated December 1, 2000. Ask Jeeves, Inc agrees to and does hereby release and forever discharge Employee for any claim arising out of a breach of Employee's fiduciary obligations as an employee and officer of Ask Jeeves, Inc.


         In consideration of the separation benefits to be provided to me by Ask Jeeves, Inc. or its successor in interest, pursuant to Section 5 of the Employment Agreement between me and the Company dated December 1, 2000, I hereby fully and forever release and discharge Ask Jeeves, Inc., and its officers, directors, agents, employees, successors, predecessors, subsidiaries and assigns (hereinafter, collectively, the "Company") from all claims and causes of action arising out of or relating in any way to my employment with the Company, (or its successor in interest) including the termination of my employment.

         1. I understand and agree that this RELEASE is a full and complete waiver of all claims in law or equity, including, but not limited to, claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, negligent misrepresentation, violation of public policy, defamation, personal injury, emotional distress, or claims under Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, the California Fair Employment and Housing Act, the Equal Pay Act of 1963, the Americans With Disabilities Act, California Labor Code Section 1197.5, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967 as amended, or any other state, federal or foreign laws and regulations relating to employment or employment discrimination. I further understand and agree that this RELEASE is a full and complete waiver of all claims, including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") related to severance benefits. I further understand that by this RELEASE I agree not to assist, encourage, institute or cause to be instituted the filing of any administrative charge or legal proceeding against the Company relating to employment discrimination. The only claims excepted from the Release are the following: (a) any claim or right that I have to workers' compensation or unemployment insurance benefits; (b) any right to vested benefits (other than severance pay) under any Company-sponsored benefit plan covered by ERISA or any disability plan; (c) any right to a return of contributions or stock pursuant to the terms of any employee stock purchase plan subject to Code Section 423; and
(d) any right to indemnity from the

Company under the Company Bylaws, any Company policy providing for indemnity, or to the extent such indemnity is required under a state, federal or foreign law.

         2. I also hereby agree that nothing contained in this RELEASE shall constitute or be treated as an admission of liability or wrongdoing by me or by the Company.

         3. I also hereby agree that at all times in the future I will continue to be bound by the terms and conditions set forth in the Confidential Information and Invention Assignment Agreement, signed by me on October 2, 1998, in connection with my employment with the Company, including but not limited to the non-solicitation provisions contained therein. In further consideration of the separation benefits to be provided pursuant to my Employment Agreement, I agree that I will not disclose any of the terms of this Agreement to any third party, provided that I may disclose such information as required by law or as I deem necessary to my family members, legal counsel, or financial advisor.

         4. I acknowledge that I have read section 1542 of the Civil Code of the State of California, which states in full:

            A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         I expressly waive any right that I have or may have under section 1542 to the full extent that I may lawfully waive such rights pertaining to this general release of claims, and affirm that I am, except as set forth above, releasing all known and unknown claims that I have or may have against the Company.

         5. I hereby acknowledge that I have read and understand the foregoing RELEASE and that I sign it voluntarily and without coercion. I further acknowledge that I was given an opportunity to consider and review this RELEASE and to consult with an attorney of my own choosing concerning the waivers contained in this RELEASE, that I have done so or have voluntarily chosen not to do so, and that the waivers made herein are knowing, conscious and with full appreciation that I am forever foreclosed from pursing any of the rights so waived.

         6. When acknowledged and agreed to by the Company, this RELEASE will constitute the entire agreement between the parties with respect to the subject matter hereof and will supersede all prior negotiations and agreements, whether written or oral, with the exception of the ongoing obligations of the Employment Agreement, the Confidential Information and Invention Assignment Agreement, and any applicable stock option or stock purchase agreement. This Agreement may not be altered or amended except by a written document signed by the parties.

         Before signing my name to this RELEASE, I state that: I have read it; I understand it and know that I am giving up important rights; I am aware of my right to consult with an attorney before signing it; and I have signed it knowingly and voluntarily.

Notwithstanding anything to the contrary above, both parties agree that this RELEASE shall not extend to any claims that may arise after this RELEASE is executed.




Employee                                                  Ask Jeeves, Inc.


                                                          By:
- --------------------------------------------                 --------------------------------------------
                                                          Name:
                                                               ------------------------------------------
                                                          Title:
                                                                -----------------------------------------



                                    EXHIBIT B

                              STOCK OPTION SCHEDULE

                     EMPLOYEE'S STOCK OPTIONS AS OF 12/1/00



  --------------------- ------------------------ ----------------- ----------------------- ------------------------
  DATE OF OPTION GRANT     NUMBER OF SHARES       EXERCISE PRICE      NUMBER OF VESTED       NUMBER OF UNVESTED
                                GRANTED                                    SHARES                  SHARES
  --------------------- ------------------------ ----------------- ----------------------- ------------------------

  May 26, 1998                  433,462                  $0.4614            298,939                 134,523
  --------------------- ------------------------ ----------------- ----------------------- ------------------------
  October 10, 1998              265,625                  $0.7276            187,500                  78,125
  --------------------- ------------------------ ----------------- ----------------------- ------------------------
  May 21, 1999                  175,000                  $10.000             65,625                 109,375
  --------------------- ------------------------ ----------------- ----------------------- ------------------------
  October 1, 1999                 2,000                 $32.9375              2,000                       0
  --------------------- ------------------------ ----------------- ----------------------- ------------------------
  May 26, 1998                  241,538                  $0.4614            122,935                 118,603
  --------------------- ------------------------ ----------------- ----------------------- ------------------------
  October 12, 1998              109,375                  $0.7276              7,812                 101,563
  --------------------- ------------------------ ----------------- ----------------------- ------------------------
  June 19, 2000                  90,000                  $18.500                  0                  90,000
  --------------------- ------------------------ ----------------- ----------------------- ------------------------




          INCREMENTAL VESTING OF EMPLOYEE'S STOCK OPTIONS AFTER 12/1/00

  --------------------- ------------- ----------- ------------ ------------ ----------- ----------- -----------
  DATE OF OPTION GRANT    12/31/00     1/31/01      2/28/01      3/31/01     4/30/01     5/31/01      TOTALS
  --------------------- ------------- ----------- ------------ ------------ ----------- ----------- -----------

  May 26, 1998           22,421        22,420       22,421       22,420       22,421      22,420      134,523
  --------------------- ------------- ----------- ------------ ------------ ----------- ----------- -----------
  October 10, 1998       13,021        13,021       13,021       13,021       13,021      13,020       78,125
  --------------------- ------------- ----------- ------------ ------------ ----------- ----------- -----------
  May 21, 1999           18,230        18,229       18,229       18,229       18,229      18,229      109,375
  --------------------- ------------- ----------- ------------ ------------ ----------- ----------- -----------
  October 1, 1999                                                                                           0
  --------------------- ------------- ----------- ------------ ------------ ----------- ----------- -----------
  May 26, 1998           19,768        19,767       19,767       19,767       19,767      19,767      118,603
  --------------------- ------------- ----------- ------------ ------------ ----------- ----------- -----------
  October 12, 1998       16,928        16,927       16,927       16,927       16,927      16,927      101,563
  --------------------- ------------- ----------- ------------ ------------ ----------- ----------- -----------
  June 19, 2000          15,000        15,000       15,000       15,000       15,000      15,000       90,000
  --------------------- ------------- ----------- ------------ ------------ ----------- ----------- -----------
  TOTALS                105,368       105,364      105,365      105,364      105,365     105,363      632,189
  --------------------- ------------- ----------- ------------ ------------ ----------- ----------- -----------


                                               EXHIBIT C

                                             ROBERT WRUBEL
                                         2001 DEBT FORGIVENESS



Short-Term Loan                   Note Date        Principal          Interest            Balance
- -------------------------------  ------------  ------------------  ----------------   -----------------


ROBERT WRUBEL #1                  06/18/99          100,000.00          11,851.54 (1)      111,851.54

ROBERT WRUBEL #2                  06/18/99          100,000.00          11,851.54 (2)      111,851.54

ROBERT WRUBEL #3                  04/13/00        1,111,701.00          83,307.52 (3)    1,195,008.52
                                               ------------------  ----------------   -----------------
                                                  1,311,701.00         107,010.60        1,418,711.60  (4)
35% FORGIVEN                      01/01/01         (389,538.46)       (107,010.60)
                                               ------------------  ----------------
                                                    922,162.54                  -


*Notes are forgiven on a first in first forgiven basis*

(1) 7.50% interest rate compounded annually from note date to 01/01/01 (Promissory Note Dated June 18, 1999)

(2) 7.50% interest rate compounded annually from note date to 01/01/01 (Promissory Note Dated June 18,1999)

(3) 10.40% interest rate compounded annually from note date to 01/01/01 (Promissory Note Dated April 13, 2000)

(4) 35/100% of loan balance forgiven



         01/31/01          922,162.54           7,882.59*          930,045.13 (5)
         01/31/01         (206,743.21)         (7,882.59)
                   ------------------   ----------------
                           715,419.33                  -



*   10.40% interest rate compounded monthly
(5) 15/65% of loan balance forgiven




         02/28/01          715,419.33           5,503.83*          720,923.16 (6)
         02/28/01         (327,229.94)         (5,503.83)
                   ------------------   ----------------
                          388,189.39                   -



*   10.40% interest rate compounded monthly
(6) 30/65% of loan balance forgiven



         03/31/01          388,189.39           3,318.23*          391,507.62 (7)
         03/31/01         (267,725.51)         (3,318.23)
                   ------------------   ----------------
                           120,463.88                  -


*   10.40% interest rate compounded monthly
(7) 45/65% of loan balance forgiven




         04/30/01          120,463.88             995.40*          121,459.28 (8)
         04/30/01         (101,777.84)           (995.40)
                   ------------------   ----------------
                            18,686.04                  -


*   10.40% interest rate compounded monthly
(8) 55/65% of loan balance forgiven


         05/31/01            18,686.04            159.74*           18,845.78 (9)
         05/31/01           (18,686.04)          (159.74)
                    ------------------  ----------------
                                     -                 -


*   10.40% interest rate compounded monthly
(9) 65/65% of loan balance forgiven




TOTAL DEBT FORGIVEN       1,311,701.00        124,870.39         1,436,571.39
                    ==================  ================    =================



                                    EXHIBIT D

               DEFINITION OF CORPORATE TRANSACTION IN SECTION 5(F)

            For purposes of this Section 12 only, Change in Control means: (i) a dissolution or liquidation of the Company; (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company, other than a sale, lease or other disposition by the Company of all or substantially all of the Company's assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; (iii) a merger or consolidation in which the Company is not the surviving corporation and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors has changed;
(iv) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors has changed; (v) an acquisition by any person, entity or group within the meaning of Section 12(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors; or (vi) in the event that the individuals who, as of the date of the adoption of the Plan, are members of the Company's Board (the "Incumbent Board"), cease for any reason to constitute at least fifty (50%) of the Board. (If the election, or nomination for election by the Company's stockholders, of any new Director is approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new Director shall be considered to be a member of the Incumbent Board in the future.).